EXHIBIT 10.17

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of October 28, 2003 by and between PLACER SIERRA BANK, a California corporation (“Bank”) and ROBERT H. MUTTERA (“Employee”) (collectively sometimes referred to as the “Parties”):

WHEREAS, the Parties entered into an Employment Agreement (“Agreement”) effective January 1, 2003; and

WHEREAS, the Parties intend by this Amendment to amend the Agreement as set forth hereinbelow:

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Section 5(f) of the Agreement is amended to read as follows:

(iv) Automobile Allowance. During the Employment Term, Employee shall be entitled to an automobile allowance in the amount of $900 per month (less payroll taxes and withholding required by federal, state or local law). In addition, as of the effective date of this Amendment, Company shall pay the amounts charged by Employee for fuel for business related travel on a credit card provided by Company to Employee. Except for this automobile allowance and payment of fuel charges, Company shall not be obligated to pay any other expenditure with respect to the ownership or operation of Employee’s automobile, and Employee will be responsible for all out-of-pocket automobile expenses, including, but not limited to, registration, insurance, repairs, and maintenance. Employee shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including Employee for at least $100,000 for bodily injury or death to any one person, $300,000 for bodily injury or death in any one accident, and $50,000 for property damage in any one accident. Company shall be named as an additional insured and Employee shall provide Company with copies of policies evidencing insurance and Company’s inclusion as an additional insured.

2. All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is entered into as of the date and year above written.

“BANK”		“EMPLOYEE”
PLACER SIERRA BANK

By	/s/ RENEE ARTERY	/s/ ROBERT H. MUTTERA
	RENEE ARTERY	ROBERT H. MUTTERA

Execution Copy